UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2010
DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1 Franklin Parkway
Building 910
San Mateo, CA 94403

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 645-7100
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 4, 2010, DemandTec, Inc. (the “Company”) received notice after the close of stock market trading from James Dorrian, a managing member of Crosspoint Associates 2000, LLC, that Crosspoint Venture Partners 2000(Q), L.P. and Crosspoint Venture Partners 2000, L.P. (together, the “Crosspoint Entities”) had distributed to its limited and general partners an aggregate of approximately 6.0 million shares of the Company’s common stock (the “Distributed Shares”) after market close on February 4, 2010. Crosspoint Associates 2000, LLC is the general partner of each of the Crosspoint Entities. Mr. Dorrian was formerly a member the Company’s Board of Directors until his resignation as a Director in February 2007, in advance of the Company’s initial public offering of common stock in August 2007. The Distributed Shares represent approximately 20.7% of the Company’s outstanding Common Stock, and represent all of the remaining shares of the Company’s common stock held by the Crosspoint Entities.
The Company believes that the substantial majority of the Distributed Shares will be freely tradable in the public market without registration under the Securities Act of 1933, as amended and without regard to the manner of sale and volume limitations of Rule 144 thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.
DATE: February 5, 2010	By:	/s/ Michael J. McAdam
Michael J. McAdam
General Counsel and Secretary